Exhibit d(iv) under Form N-1A
                                     ........ Exhibit 10 under Item 601/Reg. S-K
                                    EXHIBIT D
                                     to the
                          Investment Advisory Contract

                         Federated Large Cap Growth Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this December 1, 1998.



                              Federated Management



                            By: /s/ William D. Dawson
                             Name: William D. Dawson
                         Title: Executive Vice President




                             Federated Equity Funds



                         By: /s/ J. Christopher Donahue
                          Name: J. Christopher Donahue
                         Title: Executive Vice President


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                                    EXHIBIT E
                                     to the
                          Investment Advisory Contract

                    Federated Communications Technology Fund

         For all services rendered by Adviser hereunder, the above-named Fund of the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

         The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

         The advisory fee so accrued shall be paid to Adviser daily.

         Witness the due execution hereof this 1st day of September, 1999.



                     Federated Investment Management Company



                           By: /s/ G. Andrew Bonnewell
                            Name: G. Andrew Bonnewell
                              Title: Vice President




                             Federated Equity Funds



                         By: /s/ J. Christopher Donahue
                          Name: J. Christopher Donahue
                         Title: Executive Vice President